Exhibit 99.1

Devon Energy Announces Early Tender Results, Results of Consent Solicitations and Upsizing of Tender Offers

3/21/2018

OKLAHOMA CITY—(BUSINESS WIRE)—Devon Energy Corporation (NYSE: DVN) (the “Company” or “Devon Energy”) today announced the early tender results for its previously announced tender offers (the “Tender Offers”) to purchase for cash up to an aggregate principal amount of the securities listed in the table below (collectively, the “Notes”) that would not result in the aggregate amount that all holders of the Notes are entitled to receive, excluding accrued and unpaid interest, for their Notes that are validly tendered and accepted for purchase in the Tender Offers, exceeding the Aggregate Maximum Repurchase Amount (as defined below). In addition, the Company has amended the Tender Offers to increase the previously announced Aggregate Maximum Repurchase Amount from $1.0 billion to such aggregate amount necessary to pay the Total Consideration (as defined below) for all of the Eligible Notes (as defined below) validly tendered and not validly withdrawn in the Tender Offers as of the Early Tender Date (as defined below) (as amended, the “Aggregate Maximum Repurchase Amount”). All other terms of the Tender Offers and Devon Energy’s solicitations of consents (the “Consent Solicitations”) to the adoption of certain proposed amendments to the indentures governing the Notes, as previously announced, remain unchanged. The Tender Offers and Consent Solicitations were made pursuant to the terms and conditions set forth in the offer to purchase and consent solicitation statement, dated March 7, 2018 (the “Offer to Purchase”).

As of the previously announced early tender date and time of 5:00 p.m., New York City time, on March 20, 2018 (the “Early Tender Date”), according to information provided by D.F. King & Co., Inc., the tender and information agent for the Tender Offers, a total of $807,148,000 aggregate principal amount of Notes with the two highest acceptance priority levels (the “Eligible Notes”) had been validly tendered (and the related consents delivered) and not validly withdrawn in the Tender Offers. Since the Total Consideration payable with respect to all of the Eligible Notes will equal the Aggregate Maximum Repurchase Amount, none of the tendered Notes from any other series will be accepted for purchase pursuant to the Tender Offers. Withdrawal rights for the Notes (and revocation rights for the related consents) expired at 5:00 p.m., New York City time, on March 20, 2018. The table below sets forth the aggregate principal amount and percentage of the Eligible Notes validly tendered and not validly withdrawn by the Early Tender Date that will be accepted for purchase by the Company.

Title of Security	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread(a)	Early Tender Payment (a)(b)	Principal Amount Tendered at Early Tender Date	Percent Tendered of Amount Outstanding
7.875% debentures due 2031(c)	25179SAD2	$1,058,648,000	1	2.75% UST due 2/15/28	FIT1	+ 140 bps	$30	$384,037,000	36.3%
7.950% debentures due 2032(d)	251799AA0	$788,758,000	2	2.75% UST due 2/15/28	FIT1	+ 140 bps	$30	$423,111,000	53.6%

5.850% notes due 2025(d)	25179MAV5	$485,232,000	3	2.75% UST due 2/15/28	FIT1	+ 60 bps	$30	—	(f)	—	(f)
5.600% notes due 2041(d)	25179MAL7	$1,250,000,000	4	2.75% UST due 11/15/47	FIT1	+ 135 bps	$30	—	(f)	—	(f)
3.250% notes due 2022(d)(e)	25179MAP8	$1,000,000,000	5	2.625% UST due 2/28/23	FIT1	+ 60 bps	$30	—	(f)	—	(f)

(a)	The Total Consideration for Eligible Notes validly tendered prior to or at the Early Tender Date and accepted for purchase will be calculated on the basis of pricing for the U.S. Treasury Reference Security as of 2:00 p.m., New York City time, on March 21, 2018, and includes the applicable Fixed Spread and Early Tender Payment set forth in the table above.
(b)	Per $1,000 principal amount.
(c)	Issuer: Devon Financing Company, L.L.C.
(d)	Issuer: Devon Energy Corporation.
(e)	The 3.250% notes due 2022 are subject to a series tender cap of $250,000,000.
(f)	Notes from such series will not be accepted for purchase by the Company.

The “Total Consideration” for the Eligible Notes validly tendered and accepted for purchase pursuant to the Tender Offers will be determined in the manner described in the Offer to Purchase at 2:00 p.m., New York City time, on March 21, 2018. Holders of the Eligible Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date are eligible to receive the Total Consideration for any such Eligible Notes accepted for purchase. Holders will also receive accrued and unpaid interest on the Eligible Notes validly tendered and accepted for purchase from the applicable last interest payment date up to, but not including, the date the Company makes payment for such Eligible Notes, which date is anticipated to be March 22, 2018.

The Tender Offers and Consent Solicitations for each series of Notes will expire at 11:59 p.m., New York City time, on April 3, 2018, unless extended or earlier terminated. Because the Tender Offers have been fully subscribed as of the Early Tender Date, holders who tender Notes after the Early Tender Date will not have any of their Notes accepted for purchase and no additional consents will be accepted in the Consent Solicitations. Any Notes tendered after the Early Tender Date, together with all Notes (other than the Eligible Notes) tendered at or prior to the Early Tender Date, will be returned to the holders thereof as described in the Offer to Purchase.

Devon Energy will fund the Tender Offers with available cash, including cash generated from operations and the net proceeds from previously completed asset sales and financing transactions. The Tender Offers are being made to reduce the Company’s outstanding debt, including the debt of its subsidiaries.

Devon Energy today also announced that it had received the requisite consents in connection with the Consent Solicitations to adopt certain proposed amendments to the indenture governing its 7.950% debentures due 2032 to, among other things, eliminate substantially all of the restrictive covenants, certain affirmative covenants and events of default and other related provisions. The supplemental indenture implementing the proposed amendments with respect to such Notes will become effective on March 22, 2018.

Information Relating to the Tender Offers and Consent Solicitations

Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC are the Lead Dealer Managers and Solicitation Agents for the Tender Offers and the Consent Solicitations, and the Co-Dealer Managers and Solicitation Agents are BMO Capital Markets Corp., Mizuho Securities USA LLC and Scotia Capital (USA) Inc. Investors with questions regarding the Tender Offers or Consent Solicitations may contact Citigroup Global Markets Inc. at (800) 558-3745 (toll free) or (212) 723-6106 (collect), Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) or (212) 538-1862 (collect) or Wells Fargo Securities, LLC at (866) 309-6316 (toll free) or (704) 410-4760 (collect). D.F. King & Co., Inc. is the tender and information agent for the Tender Offers and can be contacted at (800) 967-4617 (toll-free) or (212) 269-5550 (collect).

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Notes and the Tender Offers do not constitute offers to buy or the solicitation of offers to sell the Notes in any jurisdiction or in any circumstances in which such offers or solicitations are unlawful. The full details of the Tender Offers and Consent Solicitations are included in the Offer to Purchase. Holders of the Notes are strongly encouraged to read carefully the Offer to Purchase, including materials incorporated by reference therein, because it contains important information. The Offer to Purchase may be obtained from D.F. King & Co., Inc., free of charge, by calling toll-free at (800) 967-4617 (bankers and brokers can call collect at (212) 269-5550) or emailing dvn@dfking.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These risks include, but are not limited to, the Company’s ability to complete any of the Tender Offers and Consent Solicitations and reduce its outstanding indebtedness and the other risks identified in the Offer to Purchase, the Company’s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

About Devon

Devon Energy is a leading independent energy company engaged in finding and producing oil and natural gas. Based in Oklahoma City and included in the S&P 500, Devon Energy operates in several of the most prolific oil and natural gas plays in the U.S. and Canada with an emphasis on achieving strong returns and capital-efficient cash flow growth. For more information, visit www.devonenergy.com.

Investor Contacts

Scott Coody, 405-552-4735

Chris Carr, 405-228-2496

Media Contact

John Porretto, 405-228-7506

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